                                   Exhibit 21

                        CAPITAL INVESTMENT OF HAWAII, INC.
                                AND SUBSIDIARIES

                                 Subsidiaries of
                       Capital Investment of Hawaii, Inc.



        The Registrant, Capital Investment of Hawaii, Inc., has no parent. The Registrant has the following subsidiaries, all of which are included in the accompanying consolidated financial statements. All companies are wholly owned subsidiaries of the Registrant except for Makaha Valley, Incorporated.

                                                                          STATE OF
                                   NAME                                INCORPORATION
         ---------------------------------------------------------   -------------------
         Latipac Fine Foods, Incorporated                                  Hawaii
         Latipac Mortgage Company, Limited and its wholly owned            Hawaii
            subsidiary - Latipac, Limited                                California
         Makaha Valley, Incorporated (85.8% - owned)                       Hawaii
         Resources, Incorporated                                           Hawaii